Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2016, in the Registration Statement (Form F-4 No. 333- ) and related Proxy Statement/Prospectus of Yatra Online, Inc. dated September 29, 2016.

/s/ Ernst & Young Associates LLP

Gurgaon, Haryana, India
September 29, 2016